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                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 19, 2002

                   NEW ENGLAND BUSINESS SERVICE, INC.
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          (Exact name of registrant as specified in its charter)

Delaware                          1-11427           04-2942374
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(State or other jurisdiction   (Commission            (IRS Employer
 of incorporation)              File Number)    Identification No.)

        500 Main Street, Groton, MA                     01471
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    (Address of principal executive offices)          (ZIP Code)

Registrant's telephone number, including area code:  (978) 448-6111
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Item 5.  Other Events.
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New England Business Service, Inc. (the "Company") announced that, pursuant to a common stock purchase warrant dated August 9, 2001, the Company has the right to purchase up to 1,069,772 shares of common stock of Advantage Payroll Services, Inc. ("Advantage"), at a purchase price of $12.67 per share. Advantage recently filed a registration statement on Form S-1 (File No. 333-84452) in connection with a contemplated initial public offering of Advantage's common shares.

The number of Advantage shares which may be purchased by the Company upon exercise of the warrant is based on the Company's meeting certain performance milestones in connection with its marketing alliance with Advantage; provided that the Company currently has the right, through July 2, 2002, to purchase, at a minimum, up to 320,932 Advantage shares pursuant to the warrant. The Company's ability to exercise the warrant is also subject to obtaining the consent of the lenders under the Company's $200 million unsecured revolving credit facility, and the availability of funds under that facility. As of March 18, 2002, the Company had borrowed $121.6 million under the facility.

Advantage has indicated its intention to exercise its right to terminate the warrant in connection with its initial public offering. As a result, the Company expects that it will become entitled to acquire significantly more than 320,932 shares immediately prior to the consummation of Advantage's initial public offering. In this event, the Company currently intends to purchase the maximum number of Advantage shares it is entitled to purchase under the warrant prior to the termination of the warrant. Under the terms of the warrant, the exact number of shares which the Company will be entitled to purchase is in part performance-based, as described above, and will not be known until five days before the consummation of Advantage's initial public offering.

In the event that Advantage elects not to proceed with its initial public offering, the warrant will not terminate, and will continue in full force and effect in accordance with its terms. As previously announced, the Company currently owns 2,139,544 Advantage shares.

A registration statement relating to Advantage's common shares has been filed with the Securities and Exchange Commission and has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

This Current Report on Form 8-K contains forward-looking statements, including the Company's intentions with respect to its exercise of its warrant to purchase Advantage shares. These forward-looking statements reflect the Company's current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company will exercise the warrant to purchase any Advantage shares, or when, if ever, the warrant will be exercised, due to various risks and uncertainties, including the timing of Advantage's initial public offering, or its possible abandonment of such offering, the need for the consent of the lenders under the Company's credit facility to any such purchase, and the availability of funds for any such purchase.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)  Exhibits.
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99  Common Stock Purchase Warrant for shares of Advantage, dated August 9,
    2001 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-84452) of Advantage Payroll Services, Inc.).

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NEW ENGLAND BUSINESS SERVICE, INC.
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                                                (Registrant)

March 19, 2002                              DANIEL M. JUNIUS
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    Date                                    Daniel M. Junius
                                            Senior Vice President, Chief
                                            Financial Officer and Treasurer